EXHIBIT 4.1.a
                                CREDIT AGREEMENT
                                FOURTH AMENDMENT
     This  Fourth  Amendment  (this  "Amendment")  to  the  Credit Agreement (as
                                      ---------
defined below) is entered into as of December 19, 2000 by and among MacDERMID, INCORPORATED, a Connecticut corporation (the "Company"), the several financial
                                                -------
institutions  party  hereto  (collectively,  the  "Lenders";  individually,  a
                                                   -------
"Lender"),  and BANK OF AMERICA, N.A., f/k/a/ Bank of America National Trust and
-------
Savings Association, successor by merger to Bank of America, N.A., f/k/a NationsBank, N.A., as letter of credit issuing bank, swing line lender and administrative agent for the Lenders (the "Administrative Agent"). Unless
                                                 ---------------------
otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement (as defined below).
                                    RECITALS
                                    --------
     WHEREAS, the Company, the Lenders from time to time party thereto and the Administrative Agent are party to the Second Amended and Restated Multicurrency Credit Agreement, dated as of October 25, 1998, amended and restated as of
December 15, 1998 and further amended and restated as of June 15, 1999 (as amended by the First Amendment dated as of September 24, 1999, the Second Amendment dated as of November 12, 1999 and the Third Amendment and Waiver dated as of June 2, 2000 and as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with its terms and in effect, the "Credit Agreement"); and
                        -----------------

     WHEREAS, the Company, the Administrative Agent and the Majority Lenders desire to make certain amendments to the Credit Agreement as specified below including increasing the Revolving Loan Commitment; and

     WHEREAS,  each  of the Lenders listed on Exhibit A hereto wishes to
                                              ---------
increase its Revolving Loan Commitment on the terms and conditions specified herein;

     NOW, THEREFORE, in consideration of the mutual execution hereof and other Good and valuable consideration, the parties hereto agree as follows:

1.     AMENDMENT  TO  THE  AGREEMENT.  The  Credit  Agreement is hereby amended,
--     -----------------------------
effective  as  of  the
Fourth Amendment Effective Date in accordance with Section 4 hereof, as follows:
                                                   ---------

1.1     NEW  DEFINITIONS.  Section 1.1 of the Credit Agreement is hereby amended
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by  adding  the  following  definitions  in  the  proper  alphabetical location:

     "Accounts  Receivable"  means  presently  existing and hereafter arising or
      --------------------
acquired accounts receivable, notes, drafts, acceptances, general intangibles, choses in action and other forms of obligations and receivables relating in any way to inventory or arising from the sale of inventory or the rendering of services or howsoever otherwise arising, including the right to payment of any interest or finance charges with respect thereto and all proceeds of insurance with respect thereto, together with all of the Company's or its Subsidiaries rights as an unpaid vendor, all pledged assets, guaranty claims, liens and security interests held by or granted to the Company or its Subsidiaries to secure payment of any Accounts Receivable and all books, customer lists, ledgers, records and files (whether written or stored electronically) relating to any of the foregoing.

     "Adjusted  Consolidated  Total  Debt"  means  Consolidated  Total  Debt
      -----------------------------------
plus Receivables  Facility  Attributed  Debt.

     "Dynacircuits"  means  Dynacircuits  LLC, an Illinois limited liability
      ------------
 company.
     "Eurocir" means, collectively, Eurocir, S.A., a company organized under the
      -------
laws of Spain and certain of its affiliates and Easy Hole Invest S.A., a company organized under the laws of Luxembourg and certain of its affiliates.

     "Eurocir Purchase Documents" means that certain Purchase and Sale Agreement
      --------------------------
dated as of September 21, 2000 among the Company, MacDermid Espanola, SA, Antonioa Rodriguez on behalf of INCIFSA, S.A. and other individuals and Financiere Naturam SA and that certain Shareholders Agreement related thereto and any other documents delivered in connection therewith.

     "Fourth  Amendment"  means that certain Fourth Amendment to this Agreement
      -----------------
 dated as  of  December  19,  2000.

     "Fourth  Amendment  Effective Date" has the meaning assigned to that term
      ---------------------------------
 in the Fourth  Amendment.

     "Issuer"  has  the  meaning assigned to that term in the definition of
      ------
 Permitted Accounts  Receivable  Securitization.
 -

     "Participating  Subsidiary"  means  any  Subsidiary  that  is a participant
      -------------------------
 in a Permitted  Accounts  Receivable  Securitization.


     "Permitted  Accounts  Receivable Securitization" means any receivables
      ----------------------------------------------
 financing program providing for the sale of Receivables Facility Assets by Company and the Participating Subsidiaries to the Receivables Subsidiary in transactions purporting to be sales (and treated as sales for GAAP purposes), which Receivables Subsidiary shall finance the purchase of such Receivables Facility Assets by the sale, transfer, conveyance, lien or pledge of such Receivables Facility Assets to one or more limited purpose financing companies, special purpose entities and/or other financial institutions (in such capacity, an "Issuer"), in each case,
                                               -------
on a limited recourse basis as to the Company and the Participating Subsidiaries; provided that any such transaction shall be on commercially reasonable terms and consummated pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, as evidenced by its written approval thereof.

     "Pledged  Receivables  Subsidiary  Notes"  means  the  subordinated notes
      ---------------------------------------
 of the Receivables Subsidiary if any, issued to the Company or any Participating Subsidiary in connection with a Permitted Accounts Receivable Securitization, which subordinated notes are pledged pursuant to the Receivables Subsidiary Pledge Agreement.

     "Pledged  Receivables  Subsidiary  Stock"  means  all the issued and
      ---------------------------------------
outstanding shares of capital stock of the Receivables Subsidiary, which shares are pledged pursuant to the Receivables Subsidiary Pledge Agreement.

     "Receivables  Documents"  means  all  documentation  relating  to
      ----------------------
any Permitted Accounts  Receivable  Securitization.

     "Receivables  Facility  Assets"  means  all  Accounts  Receivable
      -----------------------------
(whether now existing or arising in the future) of the Company or any of its Subsidiaries which are transferred to the Receivables Subsidiary pursuant to a Permitted Accounts Receivable Securitization, and any assets related thereto, including without limitation (i) all collateral given by the respective account debtor or on its behalf (but not by Company or any of its Subsidiaries) securing such Accounts Receivable, (ii) all contracts and all guarantees (but not by Company or any of its Subsidiaries) or other obligations directly related to such Accounts Receivable, (iii) other related assets including those set forth in the Receivables Documents, and (iv) proceeds of all of the foregoing.

     "Receivables  Facility  Attributed  Debt"  at  any  time means the
      ---------------------------------------
aggregate net outstanding amount theretofore paid by an Issuer to the Receivables Subsidiary in respect of the Receivables Facilities Assets sold or transferred by it in connection with a Permitted Accounts Receivable Securitization (it being the intent of the parties that the amount of Receivables Facility Attributed Indebtedness at any time outstanding approximate as closely as possible the principal amount of Indebtedness which would be outstanding at such time under the Permitted Accounts Receivable Securitization if the same were structured as a secured lending agreement rather than a purchase agreement); provided, however, that
--------  -------
Debt consisting of factoring programs of Foreign Subsidiaries which Are not part of a Permitted Accounts Receivables Securitization shall not be included in the calculation of amounts under this definition.

     "Receivables  Subsidiary"  means  a  special  purpose,  bankruptcy  remote
      -----------------------
Wholly-Owned Consolidated Subsidiary of the Company which may be formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of Accounts Receivable in connection with and pursuant to a Permitted Accounts Receivable Securitization.

     "Receivables Subsidiary Pledge Agreement" means the pledge or security
      ---------------------------------------
agreement
in form and substance satisfactory to the Administrative Agent pursuant to which the Company or a Participating Subsidiary pledges the Pledged Receivables Subsidiary Stock and the Pledged Receivables Subsidiary Notes to Administrative Agent for the benefit of the Lenders to secure the Obligations, as such agreement may at any time be amended or modified in accordance with the terms thereof and in effect.

     "Tangible  Assets"  means  the  total consolidated assets of the Company
      ----------------
and its Subsidiaries less goodwill (as determined under GAAP) as disclosed in the Company's financial statements delivered pursuant to Section 7.01 for the
most                                                        ------------
recently  completed  fiscal  quarter  of  the  Company.

1.2     AMENDED  DEFINITIONS.
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"Aggregate  Revolving  Loan Commitment".  THE DEFINITION OF "AGGREGATE REVOLVING
 -------------------------------------
LOAN COMMITMENT" IN SECTION 1.01 OF THE CREDIT AGREEMENT IS HEREBY AMENDED BY DELETING THE "AND" AT THE END OF CLAUSE (i) THEREOF, BY ADDING THE LANGUAGE
                                      ----------
"PRIOR TO THE FOURTH AMENDMENT EFFECTIVE DATE AND" IMMEDIATELY FOLLOWING THE LANGUAGE "AT ALL TIMES" IN CLAUSE (ii) THEREOF AND BY ADDING THE WORD "; AND"
                              -----------
AND  THE  FOLLOWING  NEW  CLAUSE  (iii)  IMMEDIATELY  AT  THE  END  THEREOF:
                          -------------
               "(iii) at all times after the Fourth Amendment Effective Date, the aggregate Revolving Loan Commitments of the Lenders equal to Two Hundred Fifteen Million Dollars ($215,000,000), as such amount is further increased pursuant to Section 2.01(c)(ii) or decreased pursuant to Section 2.05."
              --------------------                               -------------

1.3     SECTION  2.01(C)(II)  THE  REVOLVING  CREDIT. Section 2.01(c)(ii) of the
---     --------------------------------------------  -------------------
Credit  Agreement  is  hereby  amended

by (i) deleting the date "June 2, 2000" in the first sentence thereof and by replacing it with the date "December 19, 2000"; and (ii) by deleting the first parenthetical thereof and by replacing it with the following new parenthetical "(after giving effect to which the Aggregate Revolving Loan Commitment shall not exceed an amount equal to $265,000,000 less the aggregate amount of reductions to the Aggregate Revolving Loan Commitment effected on or prior to the date of such increase)".

1.4     SECTION  2.07(B)  MANDATORY  PREPAYMENTS.  Section 2.07(b) of the Credit
---     ----------------------------------------   ---------------
Agreement is hereby amended by adding the following new language "plus the principal amount of any Receivables Facility Attributed Debt, if any, then existing" immediately following the phrase "L/C Obligations" therein.

1.5     SECTION  2.07(F)  MANDATORY  PREPAYMENTS.  Section 2.07(f) of the Credit
---     ----------------------------------------   ---------------
Agreement is hereby amended by adding the following new language at the end of the first parenthetical thereof "including Asset Dispositions relating to the Permitted Accounts Receivable Securitization permitted thereby and other than the net proceeds, if any, under $5 million of the Asset Disposition permitted by the first proviso to Section 8.05(b)(iii)".
                         -------  ------------

1.6     SECTION  5.03(A)  NOTICE,  APPLICATION.  Section  5.03(a)  of the Credit
---     --------------------------------------   ----------------
Agreement is hereby amended by adding the following new sentence immediately at the end thereof:

     "The Company hereby agrees to disclose on each Notice of Borrowing and L/C Application or L/C Amendment Application the then outstanding principal amount of any Receivables Facility Attributed Debt."

1.7     SECTION  7.10  FURTHER ASSURANCES.  Section 7.10 of the Credit Agreement
---     ---------------------------------   ------------
is  hereby  amended  by  adding  the  following  new  clause  (c)  thereto:
                                                      -----------
               "(c)     Receivables  Financing  Security. No later than the time
                        --------------------------------
that any Receivables Documents are entered into, and no later than the time any capital is contributed or funds are advanced by the Company to the Receivables Subsidiary, the Company and each Participating Subsidiary shall execute and deliver to the Administrative Agent for the benefit of the Lenders, the Receivables Subsidiary Pledge Agreement, accompanied by certificates representing the Pledged Receivables Subsidiary Stock and the Pledged Receivables Subsidiary Notes and related undated stock and note powers duly executed in blank."

1.8     SECTION  8.01  DEBT.  Section  8.01  of  the  Credit Agreement is hereby
---     -------------------   -------------
amended  in  the  following  manner:

BY  DELETING  CLAUSE  (c)  THEREOF  IN ITS ENTIRETY AND BY REPLACING IT WITH THE
              -----------
FOLLOWING  NEW  CLAUSE  (c);
                -----------

                    "(c) Debt (in addition to the allowances in the other clauses of this Section 8.01) in an aggregate principal amount at any time
-------            -------------
outstanding  not to exceed 15% of Tangible Assets; provided however, that in the
                                                   -------- -------
event that the Debt incurred in any single transaction permitted under this clause (c) exceeds 5% of Tangible Assets, the terms of such Debt (including
-----------
financing terms such as maturity and amortization) shall be satisfactory to the Administrative Agent; provided, further, that the Company and its Subsidiaries
                        --------  -------
shall not be permitted to incur additional Debt under this clause (c) during the
                                                           ----------
existence of an Event of Default or if an Event of Default would occur after giving effect to the incurrence of such Debt;"

BY  REPLACING  "$100,000,000"  IN  CLAUSE  (g)  THEREOF WITH "$250,000,000"; AND
                                   -----------

BY  DELETING THE "AND" AT THE END OF CLAUSE (f) THEREOF AND BY REPLACING THE "."
                                     ----------
AT  THE  END  OF CLAUSE (g) THEREOF WITH "; AND" AND BY ADDING THE FOLLOWING NEW
                 ----------
CLAUSE  (h):
-----------
                    "(h) (i) Receivables Facility Attributed Debt and (ii) intercompany Debt of the Receivables Subsidiary owed to the Company and the Participating Subsidiaries to the extent it constitutes a permitted Investment pursuant to Section 8.03(i) and any Debt resulting from the extension, renewal or refinancing of the foregoing."

1.9     SECTION  8.03  INVESTMENTS.  Section  8.03  of  the  Credit Agreement is
---     --------------------------   -------------
hereby  amended  in  the  following  manner:

BY  DELETING  CLAUSE  (f) IN ITS ENTIRETY AND BY ADDING THE FOLLOWING NEW CLAUSE
              -----------                                             ----------
(f):
---
                    " (f) an Investment of up to $30 million in the aggregate after giving effect to the Fourth Amendment to provide for the construction of a new plant for the ViaTek program through an existing or newly created ViaTek entity;"

BY  DELETING THE "AND" AT THE END OF CLAUSE (g) THEREOF AND BY REPLACING THE "."
                                     ----------
AT  THE  END  OF CLAUSE (h) THEREOF WITH "; AND" AND BY ADDING THE FOLLOWING NEW
                 ----------
CLAUSES  (i)  AND  (j):
----------------------
                    "(i) make Investments in the Receivables Subsidiary prior to the occurrence and continuance of a Default or Event of Default which in the judgment of the Company are reasonably necessary in connection with any Permitted Accounts Receivable Securitization, provided that no such Investment would cause a Default or Event of Default to occur by the making thereof; and

               (j) so long as no Default or Event of Default exists or would occur as a result thereof, make an Investment in Eurocir, after the Fourth
Amendment Effective Date, in an amount not to exceed $35 million constituting the purchase of at least 60% of the voting equity in Eurocir by the Company and/or MacDermid Espanola, SA and/or a wholly-owned Subsidiary of MacDermid Espanola, SA; provided, however, in the event that the Company and/or MacDermid
               --------  -------
Espanola, SA and/or such wholly-owned Subsidiary of MacDermid Espanola, SA) is required to (or, pursuant to the call option in the Eurocir Purchase Documents, chooses to) purchase the remaining 40% of the equity in Eurocir pursuant to the terms of the Eurocir Purchase Documents, the Company and/or MacDermid Espanola, SA and/or a wholly-owned Subsidiary of MacDermid Espanola, SA shall be permitted to so purchase such equity for any amount not to exceed $60 million on the terms set forth in the Eurocir Purchase Documents."

1.10     SECTION 8.04  NEGATIVE PLEDGE.  Section 8.04 of the Credit Agreement is
----     -----------------------------   ------------
hereby  amended  by  adding  an  "and"  at  the end of clause (b) thereof and by
                                                       ----------
deleting  clauses (c) through (e) thereof and by replacing such clauses with the
          -----------------------
following  new  clause  (c):
                -----------

               "(c) Liens not in excess of 15% of Tangible Assets securing (i) factoring programs of Foreign Subsidiaries in an aggregate amount up to $20 million at any time outstanding; (ii) Debt permitted by Section 8.01(c); and
                                                           ---------------
(iii) Liens on Receivables Facility Assets transferred (x) to the Receivables Subsidiary or (y) by the Receivables Subsidiary to the purchasers of such receivables (and the filing of financing statements in connection therewith) created by, and as set forth in, the Receivables Documents pursuant to a Permitted Accounts Receivable Securitization permitted by subsection
                                                                ----------
8.05(b)(ii)(y)."
--------------

1.11          SECTION  8.05  CONSOLIDATIONS,  MERGERS  AND  SALES  OF  ASSETS.
----          ---------------------------------------------------------------
Section  8.05 of the Credit Agreement is hereby amended in the following manner:
-------------

by  adding  the  language "or any related business" to subsection (b)(i) thereof
                                                       -----------------
immediately  following  the  language  "specialty  chemicals";

BY  DELETING  CLAUSE  (y)  IN  SUBSECTION (b)(ii) THEREOF IN ITS ENTIRETY AND BY
              -----------      ------------------
REPLACING  IT  WITH  THE  FOLLOWING  NEW  CLAUSE  (y:
                                          -----------
     "(y)15% of Tangible Assets with respect to Asset Dispositions consisting of
(a) equipment in connection with a sale-leaseback transaction pursuant to which the Company or a Subsidiary will be the lessee and (b) contributions and other transfers of Receivables Facility Assets by the Company and its Subsidiaries to the Receivables Subsidiary and the sales and other transfers by the Receivables Subsidiary of Receivables Facility Assets to the Issuer, in each case under this sub clause (b) pursuant to the Receivables Documents under a Permitted Accounts
---  ------
Receivable  Securitization.";  and
(c) the following new language shall be added to the end of subsection (b) (iii)
                                                            --------------------
thereof:
                    ";  provided, however, the Company may transfer up to 40% of
                        --------  -------
its equity interest in Dynacircuits (either by contribution, sale, or otherwise) to Eurocir (or the minority equity holders of Eurocir) on terms satisfactory to the Administrative Agent; provided, further, that it is expressly agreed that
                             --------  -------
the net proceeds of any such transaction, if any, under $5 million shall not be subject to the mandatory prepayment provisions of Section 2.07(f)."
                                                         ----------------

1.12     SECTION  9.03  MAXIMUM TOTAL DEBT TO CONSOLIDATED EBITDA.  Section 9.03
----     --------------------------------------------------------   ------------
of the Credit Agreement is hereby amended by deleting the language "Consolidated Total Debt" in the introductory paragraph thereto and by replacing it with the language "Adjusted Consolidated Total Debt".

1.13     INCORPORATION  OF  REPRESENTATIONS  AND  WARRANTIES.  Article VI of the
----     ---------------------------------------------------   ----------
Agreement  is  hereby  amended  by  adding  the  following  new  Section  6.26:
                                                                 -------------
     "6.26  Representations  and  Warranties  Incorporated  From  the  Fourth
            -----------------------------------------------------------------
Amendment. Each of the representations and warranties given by Company to the Administrative Agent and the Lenders in the Fourth Amendment are true and correct in all material respects as of the date of the Fourth Amendment, except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct as of such specified date, and such representations and warranties are incorporated herein by this reference with the same effect as though set forth in their entirety herein."

2.     ACKNOWLEDGEMENT  AND  AGGREGATE  REVOLVING  LOAN  COMMITMENT  INCREASE.
--     ----------------------------------------------------------------------

(a) The Company, the Administrative Agent and the Majority Lenders hereby acknowledge that PTI Productos Technicos Para Impressaro LTDA, a Brazilian corporation and a Wholly-Owned Consolidated Subsidiary is a Foreign Subsidiary subject to the provisions of Section 7.11 of the Credit Agreement but which, due
                             ------------
to the relative cost and difficulty related thereto, shall not be required to deliver the documents required by said Section 7.11 at this time.
                                             -------------

(b)Each  of  the  Lenders listed on Exhibit A attached hereto agrees to increase
                                    ---------
its existing Revolving Loan Commitment effective as of the Fourth Amendment Effective Date by the amount set forth opposite such Lender's name on Exhibit A
                                                                       ---------
and to make its pro-rata portion of the Revolving Loans requested by the Company on the Fourth Amendment Effective Date after giving effect to the increase in such Lender's Revolving Loan Commitment. Wachovia Bank, N.A. is currently not a Lender under the Credit Agreement but desires to participate in the Revolving Loan Commitment as a Lender effective as of the Fourth Amendment Effective Date and agrees to make its pro-rata portion of the Revolving Loans outstanding on the Fourth Amendment Effective Date and to make its pro rata portion of the Revolving Loans requested by the Company on the Fourth Amendment Effective date. The existing Schedule 2.01 to the Credit Agreement is hereby amended to reflect
              -------------
the increases in the Revolving Loan Commitments of certain Lenders and the addition of Wachovia Bank, N.A. as a new Lender by replacing such schedule in its entirety with the Schedule 2.01 attached hereto as Exhibit B.
                          --------------                        ----------

3.     REPRESENTATIONS  AND  WARRANTIES  OF THE COMPANY.  The Company represents
--     ------------------------------------------------
and  warrants  to  Administrative  Agent  and  the  Lenders  as  follows:
--

3.1     INCORPORATION  OF  REPRESENTATION  AND  WARRANTIES  FROM AGREEMENT.  The
---     ------------------------------------------------------------------
representations and warranties contained in the Credit Agreement, as amended hereby, and in the other Loan Documents are true and correct in all material respects at and as of the Fourth Amendment Effective Date (except to the extent specifically made with regard to a particular date in which case such representations and warranties shall be true and correct as of such date).

3.2     ABSENCE  OF DEFAULT OR EVENT OF DEFAULT.  Before and after giving effect
---     ---------------------------------------
to this Amendment, no Default or Event of Default will exist or will be continuing.

3.3     CORPORATE  POWER AND AUTHORITY.  The Company has the corporate power and
---     ------------------------------
authority to execute, deliver and perform the terms and provisions of this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Amendment.

3.4     NO  ADDITIONAL CONSENTS REQUIRED.  No authorization or approval or other
---     --------------------------------
action by, and no notice to or filing or registration with, any Person is required in connection with, the execution, delivery and performance hereof other than those obtained and in full force and effect.

3.5     BINDING OBLIGATION.  This Amendment has been duly executed and delivered
---     ------------------
by the Company and is the legal, valid and binding obligation the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether enforcement is sought in equity or at law).

3.6     NO  VIOLATION  OR  CONFLICT.  Neither  the  execution,  delivery  and
---     ---------------------------
performance of this Amendment by the Company nor the consummation of the transactions contemplated hereby will (i) contravene any provision of any Requirement of Law applicable to the Company or (ii) conflict with or result in a breach by the Company of any Organizational Document.

3.7     GOOD STANDING.  On the Fourth Amendment Effective Date, the Company is a
---     -------------
duly organized and validity existing corporation in good standing in its state of incorporation.

3.8     NO  AMENDMENTS TO BYLAWS.  A true and complete copy of the bylaws of the
---     ------------------------
Company has been delivered to Administrative Agent prior to or on the date of this Amendment.

4.     CONDITIONS  TO  EFFECTIVENESS OF THE AMENDMENT.  Subject to the terms and
--     ----------------------------------------------
conditions of this Section 4, this Amendment shall become effective upon the date of the satisfaction of the conditions set forth below (the "Fourth Amendment Effective Date"):

4.1     PROPER  EXECUTION AND DELIVERY OF AMENDMENT. The Company, Administrative
---     -------------------------------------------
Agent, the Majority Lenders and Wachovia Bank, N.A. shall have duly executed and delivered to Administrative Agent this Amendment.

4.2     REPRESENTATIONS  AND  WARRANTIES; DEFAULT OR EVENT OF DEFAULT; OFFICER'S
---     ------------------------------------------------------------------------
CERTIFICATE.  After  giving  effect  to  this Amendment, the representations and
-----------
warranties set forth in the Credit Agreement, in the other Loan Documents and in
Section 3 of this Amendment shall be true and correct, except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct as of such specified date, no Default or Event of Default shall have occurred or be continuing and Administrative Agent shall have received a certificate executed by a Responsible Officer on behalf of the Company, dated the Fourth Amendment Effective Date stating that after giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement, in the other Loan Documents and in Section 3 of this Amendment are true and correct as of the
                      ---------
date of such certificate, except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct as of such specified date, no Default or Event of Default has occurred and is continuing, and that the conditions of this Section 4 have been fully satisfied or waived (other than those conditions which require the satisfaction of the Administrative Agent).

4.3     APPROVALS.  All  necessary governmental (domestic and foreign) and third
---     ---------
party approvals in connection with the execution and delivery of this Amendment shall have been obtained and remain in effect, without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of all or any part thereof. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon all or any part of the execution and delivery of this Amendment.

4.4     FEES.  The  Company  shall  have  paid  to  Administrative Agent and the
---     ----
Lenders all costs, fees and expenses (including, without limitation, the reasonable legal fees and expenses of Winston & Strawn invoiced on or prior to the Fourth Amendment Effective Date) payable to Administrative Agent and the Lenders to the extent then due, including, without limitation, pursuant to
Section  6  of  this  Amendment.

4.5     NO  CONFLICT.  The  execution  of this Amendment and the consummation of
---     ------------
the transactions contemplated thereby shall not violate or conflict with any law, rule or regulation or any material agreement, contract or other obligation binding upon or affecting the property of Company or any of its Subsidiaries or business.

4.6     CORPORATE  PROCEEDINGS  AND  DELIVERIES.  All  corporate  and  legal
---     ---------------------------------------
proceedings and all instruments and agreements in connection with the execution and delivery of this Amendment shall be satisfactory in form and substance to Administrative Agent and the Majority Lenders and Administrative Agent and all Lenders shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or certificates, if any, which Administrative Agent or any Lender reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or Governmental Authorities.

     Each  Lender  hereby  agrees  that  by  its  execution  and delivery of its signature page hereto, such Lender approves of and consents to each of the matters set forth in this Amendment which must be approved by, or which must be satisfactory to, the Administrative Agent, or the Majority Lenders or such Lender, as the case may be; provided that, in the case of any agreement or
                                  --------
document which must be approved by, or which must be satisfactory to, the Majority Lenders, Administrative Agent or Borrower shall have delivered a copy of such agreement or document to such Lender if so requested on or prior to the Fourth Amendment Effective Date.

     The Company hereby agrees to deliver to the Administrative Agent, on behalf of the Lenders (i) a Joinder to the Subsidiary Guaranty and Subsidiary Pledge Agreement executed by Dynacircuits and a Control Agreement relating to the equity interests in Dynacircuits; and (ii) the original stock certificate of MacDermid Espanola, S.A., a Spanish corporation, together with the required notarization from a duly authorized notary in Spain to complete the pledge of such shares to the Administrative Agent for the benefit of the Lenders.

5.     REFERENCES  TO  AND  EFFECT  ON  THE  CREDIT  AGREEMENT.
--     -------------------------------------------------------
     On and after the date hereof each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Agreement, as the case may be, in the Loan Documents and all other documents (the "Ancillary Documents") delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

     Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or Administrative Agent under the Credit Agreement or the other Loan Documents.

6.     FEES,  COSTS  AND  EXPENSES.  On or before the Fourth Amendment Effective
--     ---------------------------
Date, (a) the Company agrees to pay a fee to the Administrative Agent on behalf of each Lender (other than any Lender who has waived such fee) which has executed and delivered this Amendment on or prior to 5:00 p.m. E.S.T. on December 19, 2000 equal to 7.5 bps times the sum of the aggregate Commitment of such Lender as in effect under the Credit Agreement on the Fourth Amendment Effective Date; (b) the Company agrees to pay an up front fee to the Administrative Agent on behalf of each Lender (including Bank of America) listed on Exhibit A hereto equal to the fee scheduled on Exhibit A for such Lender on
    ----------                                      ---------
the Effective Date; (c) the Company agrees to pay to the Administrative Agent for the Administrative Agent's own account those fees specified in that certain Fee Letter dated as of December 19, 2000 among the Company and the Administrative Agent; and (d) the Company also agrees to pay all reasonable costs and expenses in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Amendment and all other documents furnished pursuant hereto or in connection herewith, including without limitation, the reasonable fees and out-of-pocket expenses of Winston & Strawn, special counsel to Administrative Agent, or the reasonable allocated costs of staff counsel as well as the fees and out-of-pocket expenses of counsel, independent public accountants and other outside experts retained by Administrative Agent in connection with the administration of this Amendment.

7.     REAFFIRMATION OF GUARANTIES.  Each Subsidiary Guarantor as a guarantor of
--     ---------------------------
the Obligations under the Subsidiary Guaranty and the other Loan Documents, hereby reaffirms its continuing obligations and liabilities thereunder, and agrees that such Subsidiary Guaranty and the other Loan Documents shall remain in full force and effect and cover and extend to all Obligations under the Credit Agreement (as amended hereby).

8.     EXECUTION  IN  COUNTERPARTS.  This  Amendment  may  be  executed  in
--     ---------------------------
counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

9.     GOVERNING  LAW.  THIS  AMENDMENT  SHALL  BE  GOVERNED BY AND CONSTRUED IN
--     --------------
ACCORDANCE  WITH  THE  INTERNAL  LAWS  OF  THE  STATE  OF  NEW  YORK.

                            [signature pages follow]

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
     MacDERMID,  INCORPORATED
By:  /s/  Gregory  M.  Bolingbroke
          ------------------------
          Gregory  M.  Bolingbroke
Title:    Vice  President,  Treasurer  and  Controller
          --------------------------------------------
MacDERMID  TOWER,  INC.
MacDERMID  TARTAN,  INC.
MacDERMID  ACUMEN,  INC.
MacDERMID  EQUIPMENT,  INC.
MacDERMID  SOUTH  ATLANTIC,  INC.
MacDERMID  OVERSEAS  ASIA,
 LIMITED
MacDERMID  EUROPE,  INC.
MacDERMID  DELAWARE,  INC.
MacDERMID  INVESTMENTS
 CORPORATION
ELNIC,  INC.
MacDERMID  SOUTH  AMERICA,  INC.
 SPECIALTY  POLYMERS,  INC.
ECHO  INVESTMENTS,  INC.
MCD  ACQUISITION  CORP.
W.  CANNING,  INC.
W.  CANNING  USA,  LLC
     CANNING  GUM,  LLC
By:  /s/  Mary  Anne  Tillona
               -------------------
          Mary  Anne  Tillona
Title:    Secretary
          ---------

BANK OF AMERICA, N.A., f/k/a BANKOF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, successor by merger  to  BANK  OF  AMERICA,  N.A.,
f/k/a  NATIONSBANK,  N.A.,
as  Administrative  Agent
By:  /s/  Donald  J.  Chin
          ----------------
          Donald  J.  Chin
Title:    Managing  Director
          ------------------

BANK  OF  AMERICA,  N.A.,  f/k/a  BANK
OF  AMERICA  NATIONAL  TRUST  AND
SAVINGS  ASSOCIATION,  successor  by
merger  to  BANK  OF  AMERICA,  N.A.,
f/k/a  NATIONSBANK,  N.A.,
Individually  as  a  Lender,  the  Swing  Line
Lender  and  as  the  Issuing  Bank
By:  /s/  Donald  J.  Chin
          ----------------
          Donald  J.  Chin
Title:    Managing  Director
          ------------------

FLEET  BANK,  N.A.,  as  Syndication  Agent  and  as  a  Lender
By:  /s/  Deanne  M.  Horn
          ----------------
          Deanne  M.  Horn
Title:    Director
          --------

THE  BANK  OF  NEW  YORK,  as  Co-Agent  and  as  a  Lender
By:_________________________________
Title:_______________________________


FIRST  UNION  NATIONAL  BANK,  as  Co-Agent  and  as  a  Lender
By:_________________________________
Title:_______________________________

LLOYDS  TSB  BANK  PLC  as  Co-Agent  and  as  a  Lender
By:_________________________________
Title:_______________________________

LLOYDS  TSB  BANK  PLC  as  Co-Agent  and  as  a  Lender

By:_________________________________
Title:_______________________________


THE  CHASE  MANHATTAN  BANK

By:_________________________________
Title:_______________________________



COMERICA  BANK

By:  /s/  Jeffrey  E.  Peck
          -----------------
          Jeffrey  E.  Peck
Title:    Vice  President
          ---------------


BANK ONE, N.A. (f/k/a/ THE FIRST NATIONAL BANK
OF  CHICAGO)

By:_________________________________
Title:_______________________________

     ABN  AMRO  BANK  N.V.

By:  /s/  George  Dugan
          -------------
          George  Dugan
Title:    Group  Vice  President
          ----------------------



ABN  AMRO  BANK  N.V.

By:_________________________________
Title:_______________________________



BANK  OF  MONTREAL

By:  /s/  Michael  P.  Joyce
          ------------------
          Michael  P.  Joyce
Title:    Managing  Director
          ------------------


BANK  OF  TOYKO-MITSUBISHI  TRUST  COMPANY

By:_________________________________
Title:_______________________________



DG  BANK  DEUTSCHE  GENOSSENSCHAFTSBANK  AG,  CAYMAN  ISLAND  BRANCH

By:  /s/  Richard  W.  Wilbert
          --------------------
          Richard  W.  Wilbert
Title:    Vice  President
          ---------------



DG  BANK  DEUTSCHE  GENOSSENSCHAFTSBANK  AG,  CAYMAN  ISLAND  BRANCH

By:  /s/  Stephen  A.  Santora
          --------------------
          Stephen  A.  Santora
Title:    Vice  President
          ---------------



THE  ROYAL  BANK  OF  SCOTLAND  plc

By:  /s/  Scott  Barton
          -------------
          Scott  Barton
Title:    Sr.  Vice  President
          --------------------


UNICREDITO  ITALIANO  S.p.A.,  New  York
Branch

By:  /s/  Nicola  Longodente
          ------------------
          Nicola  Longodente
Title:    First  Vice  President
          ----------------------



UNICREDITO  ITALIANO  S.p.A.,  New York                                   Branch

By:  /s/  Gianfranco  Bisagni
          -------------------
          Gianfranco  Bisagni
Title:    First  Vice  President
          ----------------------



HSBC  BANK  USA

By:  /s/  Johan  Sorensson
          ----------------
          Johan  Sorensson
Title:   Vice  President
         ---------------


FORTIS  (USA)  FINANCE  LLC

By:_________________________________
Title:_______________________________

WACHOVIA  BANK,  N.A.
By:  /s/  Gary  Hughes
          ------------
          Gary  Hughes
Title:    Senior  Vice  President
          -----------------------